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                                   Exhibit 5.1

Eitan, Mehulal, Pappo, Kugler
Advocates, Patent Attorneys
11 Hamenofim St.,
PO Box 2081,
Herzlia 46120, Israel
Tel. +972-9-972-6000
Fax +972-9-972-6001
www.eitangroup.com
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March 22, 2006

Saifun Semiconductors Ltd.
ELROD Building
45 Hamelacha St.
Sappir Industrial Park
Netanya 42504
Israel

                     Re: Registration Statement on Form F-1
                         ----------------------------------

Ladies and Gentlemen:

We have acted as Israeli counsel for Saifun Semiconductors Ltd., an Israeli company (the "Company"), in connection with the preparation of a registration statement on Form F-1 (File No. 333-132267) (the "Registration Statement") pursuant to the United States Securities Act of 1933, as amended (the "Act"), filed with the United States Securities and Exchange Commission (the "SEC") in connection with a proposed underwritten public offering of:

          (i) (a) 340,000 Ordinary Shares, par value NIS 0.01 per share (each, an "Ordinary Share"), by the Company (the "Company Shares"), and (b) 3,480,148 Ordinary Shares by certain selling shareholders (the "Selling Shareholders") as set forth in the Registration Statement (the "Shareholder Underwritten Shares"), and

          (ii) up to an additional 573,022 Ordinary Shares by the Selling Shareholders (the "Shareholder Option Shares" and, together with the Shareholder Underwritten Shares, the "Shareholder Shares"), if the several underwriters (the "Underwriters") elect to exercise an over-allotment option contemplated to be granted to the Underwriters by certain shareholders of the Company.

The sale of the Company Shares and the Shareholder Shares to the Underwriters is expected to be subject to certain terms and conditions set forth in an underwriting agreement contemplated to be entered into among the Company and the Underwriters and the Selling Shareholders.

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You have asked us to render our opinion as to the matters hereinafter set forth herein.

In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of all such agreements, certificates, and other statements of corporate officers and other representatives of the Company, and other documents provided to us by the Company as we have deemed necessary as a basis for this opinion.

In our examination we have assumed the legal capacity of all natural persons, the existence of and authorization by all non-natural persons (other than the Company), the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the originals of all documents submitted to us as copies. In making our examination of documents executed by parties other than the Company, we have assumed that such parties had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and due execution and delivery by such parties of such documents and the validity and binding effect thereof. As to relevant facts material to our opinion, we have relied solely, without any independent investigation or verification, upon written or oral statements of officers and other representatives of the Company and certificates of public officials.

This opinion is further subject to the following qualifications:

a) In giving the opinion expressed herein, no opinion is expressed as to the laws of any jurisdiction other than the State of Israel as the same are in force on the date hereof.

b) This opinion is limited to the matters stated herein and no opinion is implied or may be inferred beyond the matters expressly stated. This opinion letter is effective only as of its date, and we disclaim any obligation to advise of any subsequent change of law or fact.

Based upon and subject to the foregoing, we are of the opinion that insofar as Israeli law is concerned:

1. The Company is a corporation duly organized and validly existing under the laws of the State of Israel.

2. The Company Shares have been duly authorized and, when issued and sold against payment therefore as described in the Registration Statement, will be legally issued, fully paid and nonassessable.

3. The Shareholder Shares have been duly authorized, and are legally issued, fully paid and nonassessable, provided that, with respect to Shareholder Shares to be issued upon exercise of options, such shares have been duly authorized and will be legally issued, fully paid and nonassessable upon payment of the exercise price therefor.

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We hereby consent to the filing of this opinion with the Securities and Exchange
Commission as Exhibit 5.1 to the Registration Statement, and to the use of our name where appearing in the Registration Statement in connection with Israeli law. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.

                  Very truly yours,

                  /s/ Eitan, Mehulal, Pappo, Kugler

                  Eitan, Mehulal, Pappo, Kugler
                  Advocates, Patent Attorneys




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